EXHIBIT 24.1
                                POWER OF ATTORNEY


         The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby severally constitute and appoint James W. Cuminale his or her attorney-in-fact of the undersigned with full power to approve and sign for and in the name of the undersigned in the capacities indicated below the Registration Statement on Form S-4 (the "Registration Statement") relating to (i) $200 million aggregate principal amount of 6% Notes due January 15, 2003, (ii) $275 million aggregate principal amount of 6-1/8% Notes due January 15, 2005, (iii) $150 million aggregate principal amount of 6-3/8% Notes due January 15, 2008 and (iv) $125 million aggregate principal amount of 6-7/8% Debentures due January 15, 2028 of PanAmSat Corporation, a Delaware corporation ("PanAmSat"), issuable in exchange for outstanding non-registered debt securities issued by PanAmSat, and any and all exhibits, amendments and supplements thereto, and any other documents necessary, appropriate or desirable in connection therewith, and to file the same, and to do and perform each and every act and thing necessary, appropriate or desirable in connection therewith.

         This Power of Attorney may be executed in counterparts, which together shall constitute one and the same instrument.


Name                           Position with PanAmSat          Date


  /s/ Michael T. Smith         Chairman of the Board           June 1, 1998
    Michael T. Smith           of Directors


/s/ Frederick A. Landman       President and Chief Executive   June 5, 1998
  Frederick A. Landman         Officer (principal executive
                               officer) and Director


  /s/ Roxanne S. Austin        Director                        June 5. 1998
   Roxanne S. Austin


 /s/ Patrick J. Costello       Director                        June 1, 1998
  Patrick J. Costello


 /s/ Steven D. Dorfman         Director                        June 3, 1998
  Steven D. Dorfman



 /s/ Dennis F. Hightower       Director                        June 1, 1998
  Dennis F. Hightower

   /s/ James M. Hoak           Director                        June 5, 1998
     James M. Hoak

  /s/ Charles H. Noski         Director                        June 3, 1998
    Charles H. Noski

________________________       Director                        June __, 1998
    Ted. G. Westerman

 /s/ Joseph R. Wright          Director                        June 1, 1998
   Joseph R. Wright

________________________       Executive Vice President        June __, 1998
    Kenneth N. Heintz          and Chief Financial Officer
                               (principal financial officer
                               and principal accounting
                               officer)